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                                                                     Exhibit 5

                    [Letterhead of Rosenberg & Liebentritt, P.C.]

                                    June 16, 1999




Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

          We are counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to proposed resales of up to 3,089,547 shares (the "Shares") of the Company's common shares of beneficial interest, $.01 par value per share, that may be offered and sold from time to time by certain holders (the "Selling Shareholders") if and to the extent that the Selling Shareholders tender for redemption their 3,089,547 units (the "Units") of limited partnership interest in ERP Operating Limited Partnership (the "Operating Partnership"), as more fully described in the prospectus that forms a part of the Registration Statement and as may be set forth in one or more supplements to the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          We assume that the amount, issuance and sale of the Shares to be offered by the Selling Shareholders from time to time will be consistent with the procedures and terms described in the Registration Statement and in accordance with the Company's Second Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), and applicable Maryland law.

          For purposes of this opinion letter, we have examined copies of the following documents:

     1.    An executed copy of the Registration Statement.

     2. The Second Amended and Restated Declaration of Trust of the Company, as certified by the Maryland State Department of Assessments and Taxation on June 16, 1999, and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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Board of Trustees
Equity Residential Properties Trust
June 16, 1999
Page 2


     4. Resolutions of the Board of Trustees of the Company adopted on May 14, 1999, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, approving the issuance and registration of the Shares and related matters.

     5.    The following agreements (the "Contribution Agreements"):

           (a) The Omnibus Contribution Agreement dated July 1, 1998, by and among the Contributors named on Exhibit A to the Agreement and the Partnership;

           (b) the Agreement for Contribution of Real Estate and Related Property dated April 22, 1998, by and among the Contributors listed on the signature pages of the Agreement and the Partnership;

           (c) the Agreement for Contribution of Real Estate and Related Property dated August 21, 1998, by and between Esprit Del Sol LLC, a California limited liability company, and the Partnership;

           (d) the Agreement for Contribution of Real Estate and Related Property dated April 17, 1998, by and between Summer Creek Apartments Limited Partnership, a Minnesota limited partnership, and the Partnership;

           (e) the Agreement for Contribution of Real Estate and Related Property dated May 19, 1998, by and between Lexington Farm, L.P., a Georgia limited partnership, and the Partnership;

           (f) the Agreement for Contribution of Real Estate and Related Property dated May 19, 1998, by and between Defoor Village Apartments, L.P., a Georgia limited partnership, and the Partnership;

           (g) the Agreement for Contribution of Real Estate and Related Property dated May 19, 1998, by and between Focus/Ridge, L.P., a Georgia limited partnership, and the Partnership; and

           (h) the Agreement for Contribution of Real Estate and Related Property dated May 19, 1998, by and between Norcoss Woods, Ltd., a Georgia general partnership, and the Partnership.

     6. The Partnership's Fifth Amended and Restated Agreement of Limited Partnership dated as of August 1, 1998 (the "Partnership Agreement"), as

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Board of Trustees
Equity Residential Properties Trust
June 16, 1999
Page 3


           certified as of the date hereof by the Secretary of the Company, in its capacity as managing general partner of the Partnership, as then being complete, accurate and in effect.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of trust officers and statements of fact, on which we are relying, and we have made no independent investigations thereof. We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company's Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinion, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinion below that relates to the laws of the State of Maryland, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as EXHIBIT A.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, if and when issued and delivered in accordance with the terms of the Partnership Agreement and applicable resolutions of the Board of Trustees of the Company authorizing the issuance of the Shares upon redemption of the Units as contemplated thereby, will be validly issued, fully paid and non-assessable under the laws of the State of Maryland. In rendering the foregoing opinion, we have assumed the receipt by the Company of the Units being redeemed as specified in the Partnership Agreement and the resolutions of the Board of Trustees authorizing the issuance and sale of the Shares.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

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Board of Trustees
Equity Residential Properties Trust
June 16, 1999
Page 4


     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

                              Very truly yours,

                              ROSENBERG & LIEBENTRITT, P.C.

                              /s/ Rosenberg & Liebentritt, P.C.

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                                                                      Exhibit A


                                    June 16, 1999


Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606


Ladies and Gentlemen:

          We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to proposed resales of up to 3,089,547 common shares of beneficial interest, $.01 par value per share (the "Common Shares"), which may be issued if and to the extent that holders of 3,089,547 units of limited partnership interest, ("Units") in ERP Operating Limited Partnership, an Illinois limited partnership (the "Partnership") tender such Units for redemption. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

           1.  An executed copy of the Registration Statement.

           2. The Second Amended and Restated Declaration of Trust of the Trust, as certified by the Maryland State Department of Assessments and Taxation (the "SDAT") on June 16, 1999, and by the Secretary of the Trust on the date hereof as being complete, accurate and in effect.

           3. The Seconded Amended and Restated Bylaws of the Trust, as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect.

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Board of Trustees
Equity Residential Properties Trust
June 16, 1999
Page 2


           4. Resolutions of the Board of Trustees of the Trust adopted on May 14, 1998, as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect, relating to the issuance of Units.

           5.    (a)     The Agreement for Omnibus Contribution Agreement (the
                         "Lincoln Agreement") dated July 1, 1998, by and among the Contributors named on Exhibit A to the Lincoln
                         Agreement and the Partnership;

                 (b) the Agreement for Contribution of Real Estate and Related Property (the "Magnum Agreement") dated April 22, 1998, by and among the Contributors listed on the signature pages of the Magnum Agreement and the Partnership;

                 (c) the Agreement for Contribution of Real Estate and Related Property (the "Esprit Del Sol Agreement") dated August 21, 1998, by and between Esprit Del Sol LLC, a California limited liability company, and the Partnership;

                 (d) the Agreement for Contribution of Real Estate and Related Property (the "Summer Creek Agreement") dated April 17, 1998, by and between Summer Creek Apartments Limited Partnership, a Minnesota limited partnership, and the Partnership;

                 (e) the Agreement for Contribution of Real Estate and Related Property (the "Lexington Village Agreement") dated May 19, 1998, by and between Lexington Farm, L.P., a Georgia limited partnership, and the Partnership;

                 (f) the Agreement for Contribution of Real Estate and Related Property (the "Defoor Agreement") dated May 19, 1998, by and between Defoor Village Apartments, L.P., a Georgia limited partnership, and the Partnership;

                 (g) the Agreement for Contribution of Real Estate and Related Property (the "Plantation Ridge Agreement") dated May 19, 1998, by and between Focus/Ridge, L.P., a Georgia limited partnership, and the Partnership; and

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Board of Trustees
Equity Residential Properties Trust
June 16, 1999
Page 3


                 (h) the Agreement for Contribution of Real Estate and Related Property dated May 19, 1998, by and between Norcoss Woods, Ltd., a Georgia general partnership, and the Partnership (the "Wynbrook Agreement" and together with the Lincoln Agreement, the Magnum Agreement, the Esprit Del Sol Agreement, the Summer Creek Agreement, the Lexington Village Agreement, the Defoor Agreement and the Plantation Ridge Agreement, the "Contribution Agreements").

           6. The Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 1, 1998 (the "Partnership Agreement"), as certified as of the date hereof by the Secretary of the Trust, in its capacity as managing general partner of the Partnership, as being complete, accurate and in effect.

           In our examination of the aforesaid certificates and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Common Shares will not be issued in violation of the ownership limit contained in the Trust's Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

           This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations or as to compliance with the securities (or "blue sky") laws, rules or regulations.

           Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares, if and when issued and delivered in accordance with the terms of the Partnership Agreement and applicable resolutions of the Board of Trustees of the Trust authorizing the issuance of the Common Shares upon redemption of the Units as contemplated thereby, will be validly issued, fully paid and nonassessable under the laws of the State of Maryland. In rendering the foregoing opinion, we have assumed the receipt by the Trust of the Units being redeemed as specified in the Partnership Agreement and the resolutions of the Board of Trustees authorizing the issuance and sale of the Common Shares.

           This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

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Board of Trustees
Equity Residential Properties Trust
June 16, 1999
Page 4


           We hereby consent to the filing of this opinion letter as EXHIBIT A to the opinion of Rosenberg & Liebentritt, P.C., filed as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                   Very truly yours,



                                   HOGAN & HARTSON L.L.P.